UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2026

LB Pharmaceuticals Inc

(Exact name of registrant as specified in its charter)

Delaware	001-42831	81-1854347
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Pennsylvania Plaza, Suite 1025
New York, NY	10119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 605-0300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LBRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On March 13, 2026, Zachary Prensky notified the Board of Directors (the “Board”) of LB Pharmaceuticals Inc (the “Company”) of his intent to retire as a member of the Board and therefore not stand for reelection at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”). Accordingly, Mr. Prensky’s term as a director will end when his current term expires at the 2026 Annual Meeting. Mr. Prensky will remain as a member of the Board and as a member of the Nominating and Corporate Governance Committee of the Board until the conclusion of the 2026 Annual Meeting.

Mr. Prensky’s decision to resign was not a result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices. Following his resignation date, Mr. Prensky is expected to provide consulting services to the Company. The Board thanks Mr. Prensky for his years of service and valuable contributions to the Company.

In connection with Mr. Prensky’s separation from the Company, the Company and Mr. Prensky entered into an Amendment No. 1 to Transition, Separation, and Consulting Agreement (the “Transition Agreement Amendment”), effective June 3, 2026, which amended that certain Transition, Separation, and Consulting Agreement, dated November 26, 2024 (the “Transition Agreement”). Pursuant to the Transition Agreement Amendment, Mr. Prensky will continue to provide consulting services as may be reasonably requested by the Company and receive the benefits described in the Transition Agreement. In addition, Mr. Prensky’s outstanding and unvested stock options are eligible to continue to vest for the duration of the term of the Transition Agreement Amendment.

The foregoing description is a summary of the Transition Agreement Amendment and is qualified in its entirety by reference to the full text of the Transition Agreement Amendment, a copy of which will be filed as exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LB Pharmaceuticals Inc

Date: March 16, 2026	By:	/s/ Heather Turner
Heather Turner
Chief Executive Officer